Exhibit 99.(j)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about April 25, 2016.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
April 25, 2016